Exhibit 99.1

WATERSTONE FINANCIAL, INC.
WATERSTONE BANK
11200 W. PLANK CT.
WAUWATOSA, WI 53226

Contact:  Allan Hosack
Chief Financial Officer
414.459.4010
allanhosack@wsbonline.com

Exhibit 99.1

Waterstone Financial, Inc. Announces Results of Operations for the Quarter Ended March 31, 2015.
WAUWATOSA, WI – 4/24/2015 – Waterstone Financial, Inc. (NASDAQ: WSBF), holding company for WaterStone Bank, reported net income for the quarter ended March 31, 2015 of $3.0 million, compared to $1.9 million for the quarter ended March 31, 2014. For the quarter ended March 31, 2015, net income per diluted share was $0.09 as compared to $0.05 for the quarter ended March 31, 2014.
1st Quarter 2015 Highlights

•
Mortgage banking segment net income totaled $1.4 million for the quarter ended March 31, 2015 compared to $31,000 for the quarter ended March 31, 2014.  The quarter ended March 31, 2015 represents the third consecutive quarter in which the mortgage banking segment has outperformed the prior year comparative quarter.  Mortgage banking operations were positively impacted by a higher volume of loans originated during the first quarter of 2015 compared to the first quarter of 2014.  Along with the improved volumes, the segment's efficiency ratio dropped to 88.8% for the quarter ended March 31, 2015 compared to 99.7% for the quarter ended March 31, 2014 due to ongoing expense control efforts.

•	Community banking segment net income totaled $1.6 million for the quarter ended March 31, 2015 compared to $1.8 million for the quarter ended March 31, 2014.
•
Total non-performing assets decreased $4.1 million or 7.3% to $52.6 million at March 31, 2015 from $56.7 million at December 31, 2014 and decreased $17.3 million or 24.7% from $69.9 million at March 31, 2014.

•
Past due loans decreased by $7.4 million, or 21.7%, to $26.7 million at March 31, 2015 from $34.1 million at December 31, 2014 and decreased $15.7 million, or 37.0% from $42.4 million at March 31, 2014.  Loans past due less than 90 days decreased by $2.3 million, or 26.1%, to $6.7 million at March 31, 2015 from $9.0 million at December 31, 2014 and decreased $10.2 million, or 60.4%, from 16.8 million at March 31, 2014.

•	Commenced a share purchase program, under which 381,800 shares have been repurchased at an average price of $12.97 per share on the open market as of March 31, 2015.

"Our Mortgage Banking segment experienced strong growth in loan origination volumes from our expanding branch network translating into significant revenue gains while our focus on cost containment added more to the bottom line during the quarter said Douglas Gordon, President and Chief Executive Officer of the Company.   We also opened the doors of WaterStone Investment Services, a wealth management division in our Community Banking segment, allowing us to provide a more comprehensive service offering to our customers."

About Waterstone Financial, Inc.

Waterstone Financial, Inc. (NASDAQ: WSBF) is a single-bank, holding company headquartered in Wauwatosa, WI.  With $1.8 billion in assets at March 31, 2015, Waterstone has nine community bank branches in the metropolitan Milwaukee market, a loan production office in Minneapolis, Minnesota, and mortgage banking offices in seventeen states around the country.  Additional financial detail related to WaterStone Bank, SSB can be found on the FDIC web site (www.fdic.gov) under the "Industry Analysis" tab.

Forward-Looking Statements

This press release contains forward-looking statements within the meaning of the safe harbor provisions of the Private Securities Litigation Reform Act of 1995.  Such forward-looking statements include, without limitation, statements regarding expected financial and operating activities and results that are preceded by, followed by, or that include words such as "may," "expects," "anticipates," "estimates" or "believes."  Such statements are subject to important factors that could cause actual results to differ materially from those anticipated by the forward-looking statements.  These factors include (i) exposure to the deterioration in the commercial and residential real estate markets which could result in increased charge-offs and increases in the allowance for loan losses,  (ii) various other factors, including changes in economic conditions affecting borrowers, new information regarding outstanding loans and identification of additional problem loans, which could require an increase in  the allowance for loan losses, (iii) Waterstone's ability to maintain required levels of capital and other current and future regulatory requirements, (iv) the impact of recent and future legislative initiatives on the financial markets, and (v) those factors referenced in Item 1A. Risk Factors in Waterstone's most recent Annual Report on Form  10-K and as may be described from time to time in Waterstone's subsequent SEC filings, which factors are incorporated herein by reference.  Readers are cautioned not to place undue reliance on these forward-looking statements, which reflect only Waterstone's belief as of the date of this press release.

WATERSTONE FINANCIAL, INC. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF INCOME
(Unaudited)
	Three months ended March 31,
	2015	2014
	(In Thousands, except per share amounts)
Interest income:
Loans	$13,313	13,669
Mortgage-related securities	839	559
Debt securities, federal funds sold and short-term investments	866	825
Total interest income	15,018	15,053
Interest expense:
Deposits	1,353	1,060
Borrowings	4,229	4,293
Total interest expense	5,582	5,353
Net interest income	9,436	9,700
Provision for loan losses	335	250
Net interest income after provision for loan losses	9,101	9,450
Noninterest income:
Service charges on loans and deposits	406	254
Increase in cash surrender value of life insurance	207	146
Mortgage banking income	21,039	14,503
Gain on sale of available for sale securities	44	-
Other	337	2,155
Total noninterest income	22,033	17,058
Noninterest expenses:
Compensation, payroll taxes, and other employee benefits	18,078	15,059
Occupancy, office furniture, and equipment	2,443	2,685
Advertising	653	736
Data processing	575	559
Communications	370	422
Professional fees	497	508
Real estate owned	543	548
FDIC insurance premiums	336	406
Other	2,933	2,709
Total noninterest expenses	26,428	23,632
Income before income taxes	4,706	2,876
Income tax expense	1,690	993
Net income	$3,016	1,883
Income per share:
Basic	$0.09	0.05
Diluted	$0.09	0.05
Weighted average shares outstanding:
Basic	32,369	34,264
Diluted	32,650	34,503
Performace Ratios:
Return on average assets	0.69%	0.42%
Return on average equity	2.71%	1.87%
Net interest margin	2.31%	2.31%

WATERSTONE FINANCIAL, INC. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF FINANCIAL CONDITION
	March 31,	December 31,
	2015	2014
	(Unaudited)
Assets	(In Thousands, except share data)
Cash	$100,116	145,846
Federal funds sold	32,468	21,268
Interest-earning deposits in other financial institutions and other short term investments	9,809	5,706
Cash and cash equivalents	142,393	172,820
Securities available for sale (at fair value)	275,107	273,443
Loans held for sale (at fair value)	164,848	125,073
Loans receivable	1,064,758	1,094,990
Less: Allowance for loan losses	17,767	18,706
Loans receivable, net	1,046,991	1,076,284

Office properties and equipment, net	25,070	25,562
Federal Home Loan Bank stock (at cost)	17,500	17,500
Cash surrender value of life insurance	51,055	50,848
Real estate owned, net	19,579	18,706
Prepaid expenses and other assets	23,505	23,144
Total assets	$1,766,048	1,783,380

Liabilities and Shareholders' Equity
Liabilities:
Demand deposits	$96,806	92,162
Money market and savings deposits	118,727	119,163
Time deposits	639,201	652,635
Total deposits	854,734	863,960

Short-term borrowings	50,000	-
Long-term borrowings	384,000	434,000
Advance payments by borrowers for taxes	9,058	4,991
Other liabilities	18,935	30,192
Total liabilities	1,316,727	1,333,143

Shareholders' equity:
Common stock	346	344
Additional paid-in capital	315,343	313,894
Retained earnings	158,709	157,304
Unearned ESOP shares	(22,255)	(22,552)
Accumulated other comprehensive income, net of taxes	2,524	1,247
Cost of shares repurchased	(5,346)	-
Total shareholders' equity	449,321	450,237
Total liabilities and shareholders' equity	$1,766,048	1,783,380

Share Information
Shares Outstanding	34,565	34,420
Book Value per share - excluding unallocated ESOP shares	$13.80	13.89
Book Value per share - including unallocated ESOP shares	$13.00	13.08
Closing market price	$12.84	13.15
Price to book ratio - excluding unallocated ESOP shares	93.05%	95.73%
Price to book ratio - including unallocated ESOP shares	98.77%	100.53%
Asset Quality Data
Total non accrual loans	$33,005	38,011
Real estate owned	19,579	18,706
Total nonperforming assets	$52,584	56,717

Total non accrual to total loans	3.10%	3.47%
Total nonperforming assets to total assets	2.98%	3.18%

Allowance for loan losses	$17,767	18,706
Allowance for loan losses as a % to non-accrual loans	53.83%	49.21%

WATERSTONE FINANCIAL, INC. AND SUBSIDIARIES
SUMMARY OF KEY QUARTERLY FINANCIAL DATA
		(Unaudited)

	At or For the Three Months Ended
	March 31,	December 31,	September 30,	June 30,	March 31,	December 31,
	2015	2014	2014	2014	2014	2013
	(Dollars in Thousands)
Condensed Results of Operations:
Net interest income	$9,436	10,083	10,914	10,610	9,700	$9,561
Provision for loan losses	335	300	315	285	250	572
Total noninterest income	22,033	20,403	23,911	23,196	17,058	17,029
Total noninterest expense	26,428	26,553	27,030	27,603	23,632	23,410
Income before income taxes	4,706	3,633	7,480	5,918	2,876	2,608
Income tax expense	1,690	1,319	2,715	2,148	993	671
Net income	$3,016	2,314	4,765	3,770	1,883	$1,937
Income per share – basic	$0.09	0.08	0.14	0.11	0.05	$0.06
Income per share – diluted	$0.09	0.08	0.14	0.11	0.05	$0.06

WATERSTONE FINANCIAL, INC. AND SUBSIDIARIES
SUMMARY OF SHARES REPURCHASED

For the quarter ended March 31, 2015
Total shares repurchased	381,800
Total cost of shares (including commision)	$4,952,803
Avergage cost per share	$12.97

A total of 1,024,713 shares have been repurchased as of April 22, 2015.